[PRIVATE BANCORP, INC. LOGO]
                                                                    EXHIBIT 99.1
                                                                    ------------

                                                        FOR FURTHER INFORMATION:
                                                               Gary L. Svec, CFO
                                                            PrivateBancorp, Inc.
                                                                    312-683-7100

For Immediate Release

              PRIVATEBANCORP REPORTS RECORD THIRD QUARTER EARNINGS

   Earnings per share up 81 percent over third quarter 2001 and up
                      16 percent over second quarter 2002

     Chicago, IL, October 21, 2002 --- PrivateBancorp, Inc. (NASDAQ: PVTB) today reported that net income for the third quarter ended September 30, 2002 was $3.0 million, or $0.58 per diluted share, an increase in diluted earnings per share of 81 percent over third quarter 2001 net income of $1.6 million or $0.32 per diluted share. Net income for the nine months ended September 30, 2002 was $7.8 million, or $1.51 per diluted share, an increase in diluted earnings per share of 72 percent compared to net income of $4.3 million, or $0.88 per diluted share, for the same period last year.

     "Despite continued sluggishness in the national economy, high quality loan and deposit growth across the markets we serve continues to fuel our strong financial performance. In the third quarter of 2001, PrivateBancorp passed the $1 billion asset level; in the past 12 months, we have increased total assets by over 30 percent to reach $1.4 billion," said Ralph B. Mandell, Chairman, President and Chief Executive Officer. "Our recently announced plans to acquire Lodestar Investment Counsel, which we anticipate will be completed during the fourth quarter of 2002, is a significant strategic development and will allow us to continue to pursue growth in the wealth management arena. Based upon our strong earnings performance and absent unanticipated circumstances, we expect our full year 2002 earnings will exceed the high-end of current analysts' earnings estimates of $1.97 per share."

     "Credit quality continues to be strong," said Mandell, "as our nonperforming loans are one-third of one percent of total loans. However, the weakened state of the overall economy has impacted some of our clients and has led us to strengthen our loan loss reserves. As always, we will continue to monitor economic conditions as well as specific borrower situations and we will adjust the allowance for loan losses to reflect inherent losses in the loan portfolio."

     Deposits grew by 8 percent during the quarter to $1.2 billion, compared to total deposits of $1.1 billion as of June 30, 2002. Deposits as of September 30, 2002 increased by 37 percent from $850.5 million at December 31, 2001. Loans outstanding increased by 5 percent during the quarter to $913.2 million at September 30, 2002, from $865.8 million at June 30, 2002, and 17 percent from $780.8 million at December 31, 2001.

     Net interest income totaled $10.4 million in the third quarter of 2002, an increase of 5 percent over second quarter 2002 net interest income of $10.0 million, due to growth in average earning assets during the quarter. Net interest income in the third quarter of 2002 increased 48 percent over third quarter 2001 net interest income of $7.0 million, due to growth in average earning assets between periods as well as higher net interest margin compared to the prior year quarter. Average earning assets during the period were $1.3 billion, compared to $1.2 billion in the second quarter 2002 and $940.4 million in the prior year quarter, an increase of 5 percent since the second quarter 2002 and an increase of 36 percent since the prior year quarter. Net interest margin (on a tax equivalent basis) was 3.46 percent in the third quarter of 2002, versus 3.17 percent in the third quarter of 2001 and 3.53 percent in the second quarter of 2002. The margin compression during the third quarter of 2002 reflects a 13 basis point decrease in yields on average earning assets offset by a 6 basis point decrease in the costs of average interest-bearing liabilities. The decrease in asset yields is primarily due to lower mortgage rates which impacted new loan yields, loan refinancings and yields on our mortgage-backed securities.

     Non interest income for the quarter increased to $1.4 million from $1.3 million in the third quarter of 2001. The increase in non interest income is attributable primarily to an $861,000 increase in banking, trust services and other income offset by $662,000 in trading losses and an $85,000 decrease in net gains on the sale of investment securities.

     "As market interest rates continued to decline to historic lows late in the third quarter, the value of the Company's long-term tax-exempt bank-qualified municipal bond portfolio increased from an unrealized gain of $3.3 million as of June 30, 2002 to $10.4 million as of September 30, 2002. In order to protect a portion of the portfolio appreciation should rates rise, the Company entered into a $25 million swap during the third quarter of 2002. We swapped the 10-year for 3-month LIBOR to act as an economic hedge to the long municipal bonds," said Gary L. Svec, Chief Financial Officer. The September 30, 2002 fair market value adjustment on this swap resulted in the trading loss of $662,000.

     Net securities gains of $280,000 during the third quarter of 2002 included a charge of $520,000 related to a 20 percent permanent impairment write-down on the Company's interest-only collateralized mortgage obligation ("CMO") portfolio.

     Banking, trust services and other income increased to $1.8 million, or 95 percent, from the prior year quarter. Increased volume of sales of residential real estate loans during the quarter contributed approximately $522,000 to non interest income. Trust fee revenue increased to $686,000 from $630,000 in the prior year quarter and down from $777,000 during the second quarter 2002. Trust assets under administration increased to $693.9 million at September 30, 2002 compared to $684.8 million at September 30, 2001 and down from $733.9 million at June 30, 2002. The 5 percent decrease in trust assets under administration since June 30, 2002 is attributable primarily to continued weakness in the domestic equity markets.

     Non interest expense increased to $7.1 million in the third quarter of 2002 from $5.3 million in the third quarter of 2001. The 33 percent increase in non interest expense between periods reflects the continued growth of the organization during the 12-month period. The efficiency ratio improved significantly to 56.3 percent in the third quarter of 2002 from 60.6 percent in the prior year quarter and up slightly from 55.4 percent in the second quarter 2002.

     At September 30, 2002, nonperforming loans as a percentage of total loans were 0.33 percent, versus 0.37 percent at June 30, 2002 and 0.91 percent at September 30, 2001. At September 30, 2002, nonaccrual loans as a percentage of total loans were 0.05 percent, versus 0.07 percent at June 30, 2002 and 0.37 percent at September 30, 2001. Net charge-offs totaled $95,000 in the quarter ended September 30, 2002 versus $490,000 in the second quarter 2002 and $183,000 for the quarter ended September 30, 2001. Our allowance as a percentage of total loans increased to 1.17 percent from 1.14 percent at the end of the second quarter 2002 and from 1.06 percent on September 30, 2001.

     PrivateBancorp, Inc. was organized in 1989 to provide highly personalized financial services primarily to affluent individuals, professionals, owners of closely-held businesses and commercial real estate investors. The Company operates two banking subsidiaries, The PrivateBank and Trust Company and The PrivateBank (St. Louis). The Company, which had assets of $1.4 billion at September 30, 2002, currently has banking offices in Chicago, Wilmette, Oak Brook, St. Charles, Lake Forest, Winnetka, and Geneva, Illinois, and in St. Louis, Missouri.

     Additional information can be found in the Investor Relations section of PrivateBancorp, Inc.'s website at www.privatebk.com

     Forward-Looking Statements: Statements contained in this news release that are not historical facts may constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and
Section 27A of the Securities Act of 1933, as amended. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company include, but are not limited to, further declines in market rates of interest and fluctuations in loan and deposit pricing, greater than anticipated deterioration in asset quality due to a prolonged economic downturn in the greater Chicago and St. Louis metropolitan areas or nationally, or other unanticipated circumstances, legislative or regulatory changes, adverse developments in the Company's loan or investment portfolios, competition and the possible dilutive effect of potential acquisitions or expansion. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update publicly any of these statements in light of future events.

     Editor's Note: Financial highlights attached.

                                      ###

                              PRIVATEBANCORP, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                           THREE MONTHS ENDED                  NINE MONTHS ENDED
                                                              SEPTEMBER 30,                       SEPTEMBER 30,
                                                    --------------------------------    -------------------------------
                                                         2002               2001             2002              2001
                                                       UNAUDITED         UNAUDITED         UNAUDITED        UNAUDITED
                                                    --------------     -------------    --------------    -------------
INTEREST INCOME
Interest and fees on loans........................    $   13,704         $   12,785        $   38,517       $   38,664
Interest on investment securities.................         4,557              3,704            13,649           10,233
Interest on short-term investments................            38                 23                63              231
                                                      ----------         ----------        ----------       ----------
   Total interest income..........................        18,299             16,512            52,229           49,128
                                                      ----------         ----------        ----------       ----------
INTEREST EXPENSE
Interest on deposits..............................         6,067              7,356            18,021           23,154
Interest on borrowings............................         1,304              1,637             3,967            4,689
Interest on long-term debt-- trust preferred
   securities.....................................           485                485             1,454            1,246
                                                      ----------         ----------        ----------       ----------
   Total interest expense.........................         7,856              9,478            23,442           29,089
                                                      ----------         ----------        ----------       ----------
NET INTEREST INCOME                                       10,443              7,034            28,787           20,039
Provision for loan losses.........................           828                845             2,948            1,922
                                                      ----------         ----------        ----------       ----------
   Net interest income after provision............         9,615              6,189            25,839           18,117
                                                      ----------         ----------        ----------       ----------
NON-INTEREST INCOME
Banking, trust services and other income..........         1,763                902             5,107            2,879
Net securities gains..............................           280                365               324              904
Trading losses on interest rate swap..............          (662)                --              (662)              --
                                                      ----------         ----------        ----------       ----------
   Total non-interest income......................         1,381              1,267             4,769            3,783
                                                      ----------         ----------        ----------       ----------

NON-INTEREST EXPENSE
Salaries and benefits.............................         3,393              2,303            10,076            6,592
Other operating expenses..........................         3,695              2,832            10,597            8,816
Amortization of goodwill..........................            --                206                --              618
                                                      ----------         ----------        ----------       ----------
   Total non-interest expense.....................         7,088              5,341            20,673           16,026
                                                      ----------         ----------        ----------       ----------
Income before income taxes........................         3,908              2,115             9,935            5,874
Income tax expense................................           875                524             2,148            1,592
                                                      ----------         ----------        ----------       ----------
Net income........................................    $    3,033         $    1,591        $    7,787       $    4,282
                                                      ==========         ==========        ==========       ==========
Weighted average shares O/S.......................     4,928,361          4,714,506         4,902,107        4,681,651
Diluted average shares O/S........................     5,206,402          4,929,171         5,159,478        4,841,730

EARNINGS PER SHARE
Basic.............................................    $     0.61         $     0.34        $     1.59       $     0.91
Diluted...........................................    $     0.58         $     0.32        $     1.51       $     0.88


NOTE: Certain reclassifications have been made to prior periods' statements to place them on a basis comparable with the current period's financial statements.

                              PRIVATEBANCORP, INC.
                           CONSOLIDATED BALANCE SHEETS
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                    SEPTEMBER 30,       JUNE 30,       DECEMBER 31,
                                                                         2002             2002             2001
                                                                    -------------    -------------    ------------
                                                                      UNAUDITED        UNAUDITED
ASSETS
Cash and due from banks......................................         $   44,561       $   39,625      $   22,283
Short-term investments.......................................              3,848               75             518
Investment securities--available for sale....................            403,192          392,090         332,933
Loans held for sale..........................................              9,062            3,913          11,335
Loans........................................................            913,197          865,778         780,771
Allowance for loan losses....................................            (10,642)          (9,909)         (8,306)
                                                                      ----------       ----------      ----------
   Net loans.................................................            902,555          855,869         772,465
Premises and equipment, net..................................              6,378            6,455           3,814
Goodwill.....................................................             10,805           10,805          10,805
Other assets.................................................             23,925           23,176          22,615
                                                                      ----------       ----------      ----------
   Total assets..............................................         $1,404,326       $1,332,008      $1,176,768
                                                                      ==========       ==========      ==========
LIABILITIES
Non-interest bearing deposits................................         $   80,994       $   81,421      $   73,146
Interest bearing deposits....................................          1,082,333          993,054         777,349
                                                                      ----------       ----------      ----------
   Total deposits............................................          1,163,327        1,074,475         850,495
                                                                      ----------       ----------      ----------
Borrowings...................................................            125,422          154,499         231,488
Long-term debt-- trust preferred securities..................             20,000           20,000          20,000
Other liabilities............................................             16,296           11,337          12,481
                                                                      ----------       ----------      ----------
   Total liabilities.........................................         $1,325,045       $1,260,311      $1,114,464
                                                                      ==========       ==========      ==========
STOCKHOLDERS' EQUITY
Common stock and surplus.....................................         $   47,411       $   47,221      $   46,320
Retained earnings............................................             24,760           21,927          17,468
Accumulated other comprehensive income.......................              8,721            4,231             323
Deferred compensation........................................               (661)            (732)           (857)
Loans to executive officers..................................               (950)            (950)           (950)
                                                                      ----------       ----------      ----------
   Total stockholders' equity................................         $   79,281       $   71,697      $   62,304
                                                                      ----------       ----------      ----------
   Total liabilities and stockholders' equity................         $1,404,326       $1,332,008      $1,176,768
                                                                      ==========       ==========      ==========
Book value per share.........................................         $    16.06       $    14.57      $    12.97


NOTE: Certain reclassifications have been made to prior periods' statements to place them on a basis comparable with the current period's financial statements.

                              PRIVATEBANCORP, INC.
                               KEY FINANCIAL DATA
                                    UNAUDITED
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                3Q02          2Q02           1Q02          4Q01          3Q01
                                              --------      --------       --------      --------      --------
KEY STATISTICS
Net income..............................        $3,033        $2,610         $2,144        $1,918        $1,591
Basic earnings per share................        $ 0.61        $ 0.53         $ 0.44        $ 0.40        $ 0.34
Diluted earnings per share..............        $ 0.58        $ 0.50         $ 0.42        $ 0.39        $ 0.32
Return on average total assets..........          0.89%         0.82%          0.73%         0.70%         0.64%
Return on average total equity..........         15.86%        15.07%         13.35%        12.18%        10.46%
Dividend payout ratio...................          6.51%         5.66%          6.88%         7.51%         8.94%
Non-interest income to average assets...          0.41%         0.65%          0.44%         0.86%         0.49%
Non-interest expense to average assets..          2.08%         2.24%          2.19%         2.43%         2.16%
Net overhead ratio(1)...................          1.68%         1.59%          1.75%         1.57%         1.67%
Efficiency ratio(2).....................          56.3%         55.4%          62.5%         60.9%         60.6%
Net interest margin(3)..................          3.46%         3.53%          3.18%         3.28%         3.17%
Yield on average earning assets.........          5.90%         6.03%          6.02%         6.57%         7.16%
Cost of average interest-bearing
   liabilities..........................          2.63%         2.69%          3.06%         3.59%         4.40%
Net interest spread(4)..................          3.27%         3.34%          2.96%         2.98%         2.76%
Tax equivalent adjustment...............        $  756        $  790         $  687        $  611        $  517

---------------------------
(1)     Non-interest expense less non-interest income divided by average total assets.
(2)     Non-interest expense divided by the sum of net interest income, on a tax equivalent basis, plus non-interest income.
(3)     Net interest income, on a tax equivalent basis, divided by average interest-earning assets.
(4)     Yield on average interest-earning assets less rate on average interest-bearing liabilities.

                              PRIVATEBANCORP, INC.
                               KEY FINANCIAL DATA
                                    UNAUDITED
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                3Q02          2Q02           1Q02          4Q01          3Q01
                                              --------      --------       --------      --------      --------
BALANCE SHEET RATIOS
Loans to deposits (period end).........         78.50%        80.58%         79.69%        91.80%         89.39%
Average interest-earning assets to
   average interest-bearing liabilities         108.0         107.8          107.5         108.9          110.2
PER SHARE DATA
Dividends..............................    $    0.040    $    0.030     $    0.030    $    0.030     $    0.030
Book value (period end)................    $    16.06    $    14.57     $    13.20    $    12.97     $    13.07
Tangible book value (period end).......    $    13.87    $    12.37     $    11.01    $    10.72     $    10.75
SHARE PRICE DATA
Closing price (period end).............    $    30.57    $    30.15     $    24.50    $    19.63     $    15.90
Diluted earnings multiple..............         13.29x        15.03x         14.38x        12.77x         12.42x
Book value multiple (period end).......          1.90x         2.07x          1.86x         1.51x          1.22x
COMMON STOCK INFORMATION
Outstanding shares at end of period....     4,936,156     4,921,580      4,917,020     4,804,280      4,750,124
NUMBER OF SHARES USED TO COMPUTE:
Basic earnings per share...............     4,928,361     4,919,165      4,858,022     4,773,572      4,714,506
Diluted earnings per share.............     5,206,402     5,205,933      5,075,764     4,951,338      4,929,171
CAPITAL RATIOS (PERIOD END):
Total equity to total assets...........          5.65%         5.38%          5.27%         5.29%          5.96%
Total risk-based capital ratio.........          9.10%         9.37%          9.93%         9.71%         10.55%
Tier-1 risk-based capital ratio........          7.61%         7.84%          8.37%         8.18%          8.88%
Leverage ratio.........................          5.91%         6.07%          6.25%         6.64%          6.99%

                              PRIVATEBANCORP, INC.
                               KEY FINANCIAL DATA
                                    UNAUDITED
                             (DOLLARS IN THOUSANDS)

                                                3Q02          2Q02           1Q02          4Q01          3Q01
                                              --------      --------       --------      --------      --------
SUMMARY INCOME STATEMENT
INTEREST INCOME
Loans, including fees...................       $13,704       $12,665       $12,148        $12,311       $12,785
Securities..............................         4,557         4,886         4,206          4,144         3,704
Short-term investments..................            38             8            17             13            23
                                               -------       -------       -------        -------       -------
   Total interest income................        18,299        17,559        16,371         16,468        16,512
Interest expense........................         7,856         7,579         8,007          8,548         9,478
                                               -------       -------       -------        -------       -------
Net interest income.....................        10,443         9,980         8,364          7,920         7,034
Provision for loan losses...............           828         1,609           511          1,257           845
                                               -------       -------       -------        -------       -------
   Net interest income after provision
      for loan losses...................         9,615         8,371         7,853          6,663         6,189
                                               -------       -------       -------        -------       -------
NON-INTEREST INCOME
Banking, trust services and other income         1,763         1,802         1,542          1,149           902
Net securities gains (losses)...........           280           274          (230)         1,191           365
Trading losses on interest rate swap....          (662)           --            --             --            --
                                               -------       -------       -------        -------       -------
   Total non-interest income............         1,381         2,076         1,312          2,340         1,267
                                               -------       -------       -------        -------       -------
NON-INTEREST EXPENSE
Salaries and employee benefits..........         3,393         3,469         3,214          2,519         2,303
Goodwill................................            --            --            --            206           206
Occupancy expense.......................         1,227         1,206         1,139          1,325           985
Other non-interest expense..............         2,468         2,438         2,119          2,576         1,847
                                               -------       -------       -------        -------       -------
   Total non-interest expense...........         7,088         7,113         6,472          6,626         5,341
                                               -------       -------       -------        -------       -------
Income before income taxes..............         3,908         3,334         2,693          2,377         2,115
Provision for income taxes..............           875           724           549            459           524
                                               -------       -------       -------        -------       -------
   Net income...........................       $ 3,033       $ 2,610       $ 2,144        $ 1,918       $ 1,591
                                               =======       =======       =======        =======       =======

                              PRIVATEBANCORP, INC.
                               KEY FINANCIAL DATA
                                    UNAUDITED
                             (DOLLARS IN THOUSANDS)

                                                3Q02          2Q02           1Q02          4Q01          3Q01
                                              --------      --------       --------      --------      --------
CREDIT QUALITY
KEY RATIOS
Net charge-offs to average loans........          0.04%         0.24%         0.01%          0.27%         0.11%
Total non-performing loans to total
   loans................................          0.33%         0.37%         0.37%          0.41%         0.91%
Total non-performing assets to total
   assets...............................          0.21%         0.24%         0.24%          0.27%         0.62%
Nonaccrual loans to:
   Total loans..........................          0.05%         0.07%         0.19%          0.09%         0.37%
   Total assets.........................          0.03%         0.05%         0.12%          0.06%         0.26%
Allowance for loan losses to:
   Total loans..........................          1.17%         1.14%         1.12%          1.06%         1.06%
   Non-performing loans.................           357%          313%          303%           262%          118%
   Nonaccrual loans.....................         2,475%        1,527%          603%         1,250%          284%
NON-PERFORMING ASSETS:
Loans delinquent over 90 days...........       $ 2,549        $2,518        $1,448         $2,504        $3,766
Nonaccrual loans........................           430           649         1,458            664         2,658
Other real estate.......................            --            --            --             --            62
                                               -------        ------        ------         ------        ------
   Total non-performing assets..........       $ 2,979        $3,167        $2,906         $3,168        $6,486
                                               =======        ======        ======         ======        ======
NET LOAN CHARGE-OFFS:
Loans charged off.......................       $   165        $  515        $   66         $  521        $  199
Recoveries..............................            70            25            39             12            16
                                               -------        ------        ------         ------        ------
   Net charge-offs......................       $    95        $  490        $   27         $  509        $  183
                                               =======        ======        ======         ======        ======
PROVISION FOR LOAN LOSSES...............       $   828        $1,609        $  511         $1,257        $  845
                                               =======        ======        ======         ======        ======
ALLOWANCE FOR LOAN LOSSES SUMMARY
Balance at beginning of period..........       $ 9,909        $8,790        $8,306         $7,558        $6,896
Provision...............................           828         1,609           511          1,257           845
Net charge-offs.........................            95           490            27            509           183
                                               -------        ------        ------         ------        ------
   Ending allowance for loan losses.....       $10,642        $9,909        $8,790         $8,306        $7,558
                                               =======        ======        ======         ======        ======
NET LOAN CHARGE-OFFS (RECOVERIES):
Commercial real estate..................            --            --            --             --            --
Residential real estate.................            --            --            --             --            --
Commercial..............................       $    46        $  481        $   18         $  438        $  185
Personal................................            49             9             9             71            (2)
Home equity.............................            --            --            --             --            --
Construction............................            --            --            --             --            --
                                               -------        ------        ------         ------        ------
   Total net loan charge-offs
      (recoveries)......................       $    95        $  490        $   27         $  509        $  183
                                               =======        ======        ======         ======        ======

                              PRIVATEBANCORP, INC.
                                 BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                               SEPTEMBER 30,       JUNE 30,         MARCH 31,      DECEMBER 31,    SEPTEMBER 30,
                                   2002              2002             2002             2001            2001
                               -------------     -----------       -----------     ------------    -------------
                                 UNAUDITED        UNAUDITED         UNAUDITED                       UNAUDITED

ASSETS
Cash and due from banks..       $   44,561       $   39,625        $   25,852       $   22,283       $   26,343
Federal funds sold.......            3,848               75             3,558              518            2,959
Investment securities -
   available for sale....          403,192          392,090           388,728          332,933          279,319
Loans held for sale......            9,062            3,913             1,785           11,335              140
Loans....................          913,197          865,778           782,434          780,771          715,977
   Less:  Allowance for
      loan losses........          (10,642)          (9,909)           (8,790)          (8,306)          (7,558)
                                ----------       ----------        ----------       ----------       ----------
   Net loans.............          902,555          855,869           773,644          772,465          708,419
                                ----------       ----------        ----------       ----------       ----------
Premises and equipment,
   net...................            6,378            6,455             4,026            3,814            4,198
Goodwill.................           10,805           10,805            10,805           10,805           11,011
Other assets.............           23,925           23,176            22,810           22,615            9,586
                                ----------       ----------        ----------       ----------       ----------
      Total assets.......       $1,404,326       $1,332,008        $1,231,208       $1,176,768       $1,041,975
                                ==========       ==========        ==========       ==========       ==========
LIABILITIES AND
   STOCKHOLDERS' EQUITY
Non-interest bearing
   deposits..............       $   80,994       $   81,421        $   62,359       $   73,146       $   68,789
Interest bearing demand
   deposits..............           57,575           54,694            54,214           52,061           45,711
Savings and money market
   deposits..............          431,455          412,570           369,811          362,987          361,563
Time deposits............          593,303          525,790           495,481          362,301          325,083
                                ----------       ----------        ----------       ----------       ----------
   Total deposits........        1,163,327        1,074,475           981,865          850,495          801,146
Funds borrowed...........          125,422          154,499           155,523          231,488          137,956
Long-term debt - trust
   preferred securities..           20,000           20,000            20,000           20,000           20,000
Other liabilities........           16,296           11,337             8,894           12,481           20,786
                                ----------       ----------        ----------       ----------       ----------
   Total liabilities.....        1,325,045        1,260,311         1,166,282        1,114,464          979,888
Stockholders' equity.....           79,281           71,697            64,926           62,304           62,087
                                ----------       ----------        ----------       ----------       ----------
   Total liabilities and
      stockholders'
      equity.............       $1,404,326       $1,332,008        $1,231,208       $1,176,768       $1,041,975
                                ==========       ==========        ==========       ==========       ==========

                              PRIVATEBANCORP, INC.
                        AVERAGE QUARTERLY BALANCE SHEETS
                        (UNAUDITED, DOLLARS IN THOUSANDS)


                                 SEPTEMBER 30,       JUNE 30,         MARCH 31,      DECEMBER 31,    SEPTEMBER 30,
                                     2002              2002             2002             2001            2001
                                 -------------     -----------       -----------     ------------    -------------
AVERAGE ASSETS
Cash and due from banks....        $   35,479       $   27,114      $    25,149      $    24,258          $ 22,483
Federal funds sold.........             2,584            1,964            3,737            2,111             2,429
Investment securities--
   available for sale......           393,565          396,807          355,528          287,553           250,979
Loans held for sale........             6,578            2,330            5,176            5,093               513
Loans......................           881,916          815,672          777,312          737,425           689,891
Less:  Allowance for loan
   losses..................           (10,190)          (9,081)          (8,540)          (7,832)           (7,248)
                                   ----------       ----------       ----------       ----------          --------
Net loans..................           871,726          806,591          768,772          729,593           682,643
                                   ----------       ----------       ----------       ----------          --------
Premises and equipment, net             6,472            5,271            3,937            4,003             4,308
Goodwill...................            10,805           10,805           10,805           10,931            11,132
Other assets...............            22,766           23,522           23,335           19,863             9,757
                                   ----------       ----------       ----------       ----------          --------
Total assets...............        $1,349,975       $1,274,404       $1,196,439       $1,083,405          $984,244
                                   ==========       ==========       ==========       ==========          ========
LIABILITIES AND
   STOCKHOLDERS' EQUITY
Non-interest bearing
   deposits................        $   79,530       $   70,244       $   64,285       $   68,591          $ 62,141
Interest bearing demand
   deposits................            57,526           57,127           54,066           47,593            43,311
Savings and money market
   deposits................           417,541          379,726          363,351          370,451           336,297
Time deposits..............           566,333          523,774          485,498          351,312           328,172
                                   ----------       ----------       ----------       ----------          --------
Total deposits.............         1,120,930        1,030,871          967,200          837,947           769,921
Funds borrowed.............           119,714          144,576          135,979          154,141           125,623
Long-term debt - trust
   preferred securities....            20,000           20,000           20,000           20,000            20,000
Other liabilities..........            13,505            9,498            8,141            8,860             8,380
                                   ----------       ----------       ----------       ----------          --------
Total liabilities..........         1,274,149        1,204,945        1,131,320        1,020,948           923,924
Stockholders' equity.......            75,826           69,459           65,119           62,457            60,320
                                   ----------       ----------       ----------       ----------          --------
Total liabilities and
   stockholders' equity....        $1,349,975       $1,274,404       $1,196,439       $1,083,405          $984,244
                                   ==========       ==========       ==========       ==========          ========

                              PRIVATEBANCORP, INC.
                       AVERAGE YEAR-TO-DATE BALANCE SHEETS
                        (UNAUDITED, DOLLARS IN THOUSANDS)

                                 SEPTEMBER 30,       JUNE 30,         MARCH 31,      DECEMBER 31,    SEPTEMBER 30,
                                     2002              2002             2002             2001            2001
                                 -------------     -----------       -----------     ------------    -------------
ASSETS
Cash and due from banks....        $   29,285       $   26,137        $   25,149          $ 22,374         $ 22,256
Federal funds sold.........             2,758            2,846             3,737             4,862            5,790
Investment securities--
   available for sale......           382,105          376,282           355,528           235,447          217,888
Loans held for sale........             4,700            3,745             5,176             2,098            1,055
Loans......................           825,349          796,598           777,312           669,114          646,126
Less:  Allowance for loan
   losses..................            (9,276)          (8,812)           (8,540)           (7,028)          (6,757)
                                   ----------       ----------        ----------          --------         --------
Net loans..................           816,073          787,786           768,772           662,086          639,369
                                   ----------       ----------        ----------          --------         --------
Premises and equipment, net             5,229            4,667             3,937             4,128            4,170
Goodwill...................            10,805           10,805            10,805            11,234           11,336
Other assets...............            23,001           23,118            23,335            12,695           10,157
                                   ----------       ----------        ----------          --------         --------
Total assets...............        $1,273,956       $1,235,386        $1,196,439          $954,924         $912,021
                                   ==========       ==========        ==========          ========         ========
LIABILITIES AND
   STOCKHOLDERS' EQUITY
Non-interest bearing
   deposits................        $   71,385       $   67,244        $   64,285          $ 59,998         $ 57,023
Interest bearing demand
   deposits................            56,252           55,605            54,066            44,231           43,098
Savings and money market
   deposits................           387,070          371,584           363,351           326,198          311,285
Time deposits..............           525,497          504,742           485,498           318,510          307,456
                                   ----------       ----------        ----------          --------         --------
Total deposits.............         1,040,204          999,175           967,200           748,937          718,862
Funds borrowed.............           133,364          140,302           135,979           120,585          109,276
Long-term debt - trust
   preferred securities....            20,000           20,000            20,000            17,918           17,216
Other liabilities..........            10,230            8,553             8,141             8,953            8,971
                                   ----------       ----------        ----------          --------         --------
Total liabilities..........         1,203,798        1,168,030         1,131,320           896,393          854,325
Stockholders' equity.......            70,158           67,356            65,119            58,531           57,696
                                   ----------       ----------        ----------          --------         --------
Total liabilities and
   stockholders' equity....        $1,273,956       $1,235,386        $1,196,439          $954,924         $912,021
                                   ==========       ==========        ==========          ========         ========